                                                                      Exhibit 99

                                         Intermedia Contacts:
                                         Curtis Lightburn
                                         Vice President, Investor Relations
                                         813-829-2408
                                         cglightburn@intermedia.com
                                         --------------------------

                                         Alan Hill
                                         Director, Public Relations
                                         813-829-4409
                                         jahill@intermedia.com
                                         ---------------------

                        KKR Contact:     Ruth Pachman/Molly Morse
                                         Kekst and Company
                                         212-521-4800
                                         ruth-pachman@kekst.com
                                         ----------------------
                                         molly-morse@kekst.com
                                         ---------------------


          KKR, COMPAQ, MICROSOFT, AND CONSORTIUM OF BANKS TO PROVIDE INTERMEDIA COMMUNICATIONS WITH UP TO $700 MILLION IN STRATEGIC FINANCING

TAMPA, FL, January 12, 2000 - Intermedia Communications Inc. (NASDAQ: ICIX), a leading nationwide integrated communications provider, announced today that Kohlberg Kravis Roberts & Co. (KKR), Compaq Computer Corporation (NYSE: CPQ), Microsoft Corporation (NASDAQ: MSFT), and a consortium of banks have agreed to provide Intermedia with up to $700 million in strategic financing. These commitments include:

 .    a $200 million equity investment by an affiliate of KKR;

 .    a $100 million strategic investment from Compaq and Microsoft in
     Intermedia's 81%-owned subsidiary Digex Inc. (NASDAQ: DIGX); and

 .    a $400 million bank facility commitment led by Bank of America, The Bank of
     New York and Toronto Dominion.

"We believe that Intermedia is the prototype for successful communications companies in the 21st century," said David C. Ruberg, Intermedia's President, Chairman, and Chief Executive Officer. "These investments from KKR, Compaq, and Microsoft, and the commitment from our bank lenders, speak volumes about the current and future value of our business. We are committed to leveraging our core competencies in data, Internet, and integration services to lead the development and delivery of next generation communications services."

The capital from the KKR investment and the bank facility will be used to fund Intermedia's strategy to become the nation's premier, single source communications provider by expanding its services and network. These commitments are subject to customary closing conditions. The Compaq and Microsoft investment in Digex will be used to fund a joint research and development project to build and deploy next generation web and application hosting capabilities.

"KKR is one of the most highly respected investment firms in the world, and its commitment to Intermedia is a particularly strong endorsement of our strategy to become the premier single source, integrated communications provider in the United States," said Mr. Ruberg.

KKR's $200 million investment will be in the form of a convertible preferred stock with a conversion price of $36 per share. The preferred stock will carry a 7% dividend payable in cash or Intermedia common stock at Intermedia's option. Under the agreement, KKR will also receive one million four-year warrants to purchase Intermedia common stock at $40 per share and an additional one million four-year warrants for purchase of common stock at $45 per share. KKR's investment is expected to close in February 2000.

Upon the closing of the KKR investment, James H. Greene, Jr. and Alex Navab of KKR, both of whom have responsibility for KKR's telecommunications industry investments, will join Intermedia's Board of Directors.

The Company also announced that Ralph J. Sutcliffe, a senior partner at Kronish Lieb Weiner & Hellman LLP, was appointed to its board on January 5, 2000. At the closing of the KKR investment, Intermedia's board will have seven members. "We believe the addition of these seasoned professionals to our board will strengthen our ability to succeed going forward," said Mr. Ruberg. He added that holders of the Intermedia outstanding Series B Preferred Stock under certain circumstances may be entitled to elect an additional member to the board.

Mr. Greene, Partner of KKR, said, "Intermedia's strong management team, state-of-the-art nationwide network, and broad product offering ideally position the Company for significant growth in a rapidly expanding marketplace. The Company is well-positioned to create value for its customers and shareholders alike as it capitalizes on its technological leadership in a dynamic marketplace. We look forward to partnering with David Ruberg and his management team to help Intermedia expand and realize its growth plans."

Compaq and Microsoft are each investing $50 million in Digex to fund a research and development project to develop and deploy next generation application hosting capabilities. Details of the Digex transaction are outlined in a separate Digex press release.

The $400 million bank facility commitment is from Bank of America, N.A., The Bank of New York, and Toronto Dominion (Texas), Inc. for a secured revolving credit facility and term loan for up to $400 million and an option to request a secured incremental credit facility of up to an additional $400 million. One hundred million dollars of the commitment was closed in December 1999. The full $400 million facility, which will replace the $100 million facility, is expected to close in March 2000.

Bear, Stearns & Co. Inc. acted as financial advisor to Intermedia and Digex in these transactions and KKR was advised by Morgan Stanley Dean Witter.

As a part of its strategy to deleverage its balance sheet, Intermedia intends to sell a portion of its equity interest in Digex to the public. Digex expects shortly to file a registration statement with the Securities and Exchange Commission covering approximately 10 million shares of Class A Common Stock of Digex, most of which is expected to be sold by Intermedia.

About Intermedia
----------------

Intermedia Communications is one of the nation's fastest growing communications companies and is focused on the next generation of integrated, data-centric solutions for business customers. Intermedia's unique perspective on the dynamic business communications marketplace allows it to tailor a suite of video, voice, data and advanced network services to the individual needs of approximately 90,000 businesses nationwide.

Intermedia has focused on building out its nationwide data, Internet and frame relay network as well as leveraging DSL (Digital Subscriber Line) technology to deliver high performance, integrated services. Intermedia has also entered into key synergistic sales partnerships with leading telecommunications companies, including Bell Atlantic, Ameritech, USWest, and NTT.

Intermedia's enhanced data portfolio includes the densest frame relay network available, optical networking, a full range of business Internet connectivity and web hosting services and offers seamless end-to-end service to virtually anywhere in the world. Intermedia is headquartered in Tampa, Florida and can be found at www.intermedia.com.

About KKR
----------
KKR is a private investment firm with offices in New York City, London, and Menlo Park, California. Recent communications industry investments include RELTEC Corporation, Amphenol Corporation, Birch Telecom, Inc. and Zhone Technologies, Inc. KKR also signed a definitive investment agreement with CAIS Internet in December 1999.

Forward Looking Statements
Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Intermedia's and Digex's services, and the ability of Intermedia and Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Intermedia Form 10-K Annual Report for its fiscal year ended December 31, 1998, and the Digex Prospectus dated July 29, 1999. These and other applicable risks are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

INTERNET USERS: Intermedia news releases, investor contacts and other useful information are available on Intermedia's website at www.intermedia.com . To receive news releases by e-mail or to request that information be mailed to you, please visit the Investor Relations section of our website, and go to the "Request Information" link.

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